Law Offices of
Paul, Hastings, Janofsky & Walker LLP
55 Second Street, 24th Floor
San Francisco, California 94105
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet: www.paulhastings.com

April 30, 2010

Firsthand Funds
469 El Camino Real, Suite 227
Santa Clara, California  95050

Re:	Firsthand Funds -- Rule 485(b) Filing
File No. 33-73832 and File No. 811-08268 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as legal counsel to the Registrant, as shown in Post-Effective Amendment No. 42 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP